Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 22, 2016, relating to the combined financial statements of Intasco Corporation and Intasco, USA Inc. appearing in the Current Report on Form 8-K/A (Amendment No. 1) of Unique Fabricating, Inc., dated June 24, 2016.

We also consent to the reference to us under the caption "Experts" in the Prospectus.
/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
August 31, 2016